Exhibit 3.01

Business Entity - Filing Acknowledgement 07/08/2025 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2025070800623 - 4565959 20255016275 Amendment After Issuance of Stock 7/8/2025 8:17:00 AM 2 Indexed Entity Information: Entity ID: E0334932013 - 3 Entity Status: Active Entity Name: AIR INDUSTRIES GROUP Expiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY* 112 NORTH CURRY STREET, Carson City, NV 89703, USA FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2452 STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

NEVADA STATE BUSINESS LICENSE AIR INDUSTRIES GROUP Nevada Business Identification # NV20131410481 Expiration Date: 07/31/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202507085876203 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/08/2025. FRANCISCO V. AGUILAR Secretary of State

Business Number E0334932013 - 3 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255016275 Filed On 7/8/2025 8:17:00 AM Number of Pages 2

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street • Carson City, N9vada 89701 - 4201 (775) 684 - 570B Website: w ww.nvsos.gov Profit Corporation: Certificate of Amendment ‹PURSUANT TONRS 78.380 & 78 385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles ‹PURSUANT TO NRS 78 403) OVicer's Statement Date: unsuAm zONRS 80.030) Time: 4. Effective Oate and Time: (Optional) (must not be later than 90 days after the certificate is filed) Changes to takes the following effect: - " The entity name has been amended, The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) i The purpose of the entity has been amended. ”x| The authorized shares have been amended. ”” The directors, managers or general partners have been amended. i:. . IRS tax language has been added. Articles have been added. Anicles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 has been amended to increase the number of authorized shares of (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) 6. Signature: (ReqUired) x Luciano Melluzzo Signature of Officer or Authorized Signer , Chie Executive Officeer/President Title x Scott Glassman Signature of Officer or Authorized Signer Chief Financial Officer/Secretary Title ”If any proposed amendment would alter or change any preference or any relative or other right given to any class or s gries of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in spaCe below: (attach additional page(s} if necessary} (continuation of Section 3 - Type of Amendment) 3,764,237 outstanding shares of common stock voted in favor of the amendment. (continuation of Section 5 - Information being changed) common stock. Article 3 now reads: "A u thorized Stock. The Corporation shall have authority to issue 23,000,000 shares of capital stock of which 20,000,000 shares shall be shares of common stock, par value $0.001 per share and 3,000,000 shares shall be shares of preferred stock, par value $0.001 per share." This form must be accompanied by appropriate fees. Page 2 or 2 Revised: 9/1/2023